Exhibit 10.24

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

UNITED STATES OF AMERICA

AND

LUNA INNOVATIONS INCORPORATED

EXCLUSIVE LICENSE AGREEMENT DE-384

EFFECTIVE DATE: 10/28/04

TABLE OF CONTENTS

ARTICLE		PAGE NO.
	PREAMBLE	1

I	Definitions	2

II	License Grant	5

III	Sublicenses	6

IV	Term of License	7

V	Practical Application	7

VI	United States Manufacture	8

VII	Royalty and Payment	8

VIII	Reports	10

IX	Audit Rights	11

X	Marking	12

XI	Use of the JOINT OWNERS’ Names and Disclosure	12

XII	Disclaimer of Warranties	13

XIII	Risk Allocation and Indemnification	14

XIV	Patent Validity	15

XV	Points of Contact	16

XVI	Notices	17

XVII	Infringement	17

XVIII	Dispute or Breach	18

XIX	Termination or Modification	19

XX	Assignment	21

-i-

XXI	Governing Law	21

XXII	Independent Entities	21

XXIII	Effect of Partial Invalidity	21

XXIV	Nonwaiver	22

XXV	Entire Agreement	22

XXVI	Article Headings	22

XXVII	Counterparts	23

XXVIII	Acceptance	23

	APPENDIX A	24

	APPENDIX B	1

-ii-

LICENSE AGREEMENT

PREAMBLE

This License Agreement (“AGREEMENT”) is entered into between the National Aeronautics and Space Administration (NASA), an agency of the United States, hereinafter referred to as LICENSOR, having its headquarters at Washington, D.C., and Luna Innovations Incorporated, a corporation of the State of Delaware, having its principal place of business at 2851 Commerce Street, Blacksburg, VA 24060, hereinafter referred to as LICENSEE, as of the date of execution of the last PARTY hereto.

WITNESSETH:

WHEREAS, under the authority of 35 U.S.C. § 200 et seq., the U.S. Department of Commerce has issued Patent Licensing Regulations (37 CFR Part 404) specifying the terms and conditions upon which licenses may be granted for inventions assigned to LICENSOR; and

WHEREAS, LICENSOR is the assignee of U.S. Patent No. 5,214,955 for an invention entitled “Constant Frequency Pulsed Phase-Lock Measuring Device,” which issued on June 1, 1993; U.S. Patent No. 5,150,620 for an invention entitled “Method of Recertifying Load Bearing Member,” which issued on September 29, 1992; U.S. Patent No. 5,841,032 for an invention entitled “Variable and Fixed Frequency Pulsed Phase-Locked Loop” which issued on November 24, 1998; U.S. Patent No. 5,617,873 for an invention entitled “Non-invasive Method And Apparatus For Monitoring Intracranial Pressure And Pressure Volume Index In Humans,” which issued on April 8, 1997; U.S. Patent No. 6,413,227 for an invention entitled “Method And Apparatus For Assessment Of Changes In Intracranial Pressure,” which issued on July 2, 2002; U.S. Patent No. 6,475,147 for an invention entitled “Ultrasonic Apparatus And Technique To Measure Changes In Intracranial Pressure,” which issued on November 5, 2002; U.S. Patent No. 6,761,695 for an invention entitled “Method and Apparatus for Non-Invasive Measurement of Changes in Intracranial Pressure,” which issued on July 13, 2004; U.S. Patent No. 6,746,410 for an invention entitled “Method And Apparatus For Determining Changes In Intracranial Pressure Utilizing Measurement Of The Circumferential Expansion Or Contraction Of A Patient’s Skull,” which issued on June 8, 2004; U.S. Patent No. 6,740,048 for an invention entitled “Non-Invasive Method Of Determining Diastolic Intracranial Pressure,” which issued on May 25, 2004; U.S. Patent No. 6,773,407 for an invention entitled “Non-Invasive Method of Determining Absolute Intracranial Pressure,” which issued on August 10, 2004; U.S. Patent Application No. 10/805,816, filed on March 22, 2004, entitled “Ultrasonic Apparatus and Method to Assess Compartment Syndrome;” and U.S. Patent Application No. 10/911,755 filed on August 2, 2004, entitled “Method and Apparatus to Assess Compartment Syndrome;” and PCT Patent Application Number PCT/US02/37580, filed on November 22, 2002, entitled “Method and Apparatus for Non-Invasive Measurement of Changes in Intracranial Pressure.”

WHEREAS, U.S. Patent Application No. 10/911,755, entitled, “Method and Apparatus to Assess Compartment Syndrome” is jointly owned by LICENSOR and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (hereinafter “JOINT OWNER”), having a system-wide business address of 1111 Franklin Street, Oakland, CA, (hereinafter LICENSOR and JOINT OWNER collectively referred to as JOINT OWNERS); and JOINT OWNERS have entered into an Agreement in regard to this jointly owned invention(s), entitled: “AGREEMENT BETWEEN THE NATIONAL AERONAUTICS AND SPACE ADMINISTRATION AND THE REGENTS OF THE UNIVERSITY OF CALIFORNIA CONCERNING LICENSING OF ‘ULTRASONIC APPARATUS AND METHOD TO ASSESS COMPARTMENT SYNDROME’” (hereinafter the “JOINT OWNERSHIP AGREEMENT”) in which The REGENTS OF THE UNIVERSITY OF CALIFORNIA, designates LICENSOR as the primary negotiating and commercializing agent for any license involving the subject jointly owned invention(s);

WHEREAS, LICENSOR and LICENSEE agree that the JOINT OWNERSHIP AGREEMENT between JOINT OWNERS is incorporated into this License Agreement by reference (Appendix B);

WHEREAS, LICENSEE, in consideration of the grant of a license under U.S. Patent Nos. 5,150,620; 5,214,955; 5,617,873; 5,841,032; 6,413,227; 6,475,147; 6,740,048; 6,746,410; 6,761,695; and 6,773,407; U.S. Patent Application Nos. 10/805,816 and 10/911,755; and any national or regional Patent Application(s) that rely on PCT Patent Application Number PCT/US02/37580, will pay royalties, make all necessary capital investments, and achieve PRACTICAL APPLICATION of the invention; and,

WHEREAS, LICENSOR has determined that the granting of a license to LICENSEE under U.S. Patent Nos. 5,150,620; 5,214,955; 5,617,873; 5,841,032; 6,413,227; 6,475,147, 6,740,048; 6,746,410; 6,761,695; and 6,773,407; U.S. Patent Application Nos. 10/805,816 and 10/911,755; and any national or regional Patent Application(s) that rely on PCT Patent Application Number PCT/US02/37580 will provide the necessary incentive for LICENSEE to achieve the desired early PRACTICAL APPLICATION of the invention and the granting of such license to LICENSEE will therefore be in the public interest;

NOW, THEREFORE, in accordance with said Patent Licensing Regulations, and in consideration of the foregoing and of the terms hereinafter contained in this AGREEMENT, the LICENSOR and LICENSEE agree as set forth below:

ARTICLE I

Definitions

“ACCOUNTING PERIOD” shall mean the period of time for which royalties are calculated. The first ACCOUNTING PERIOD will begin on the LICENSE COMMENCEMENT DATE and end on December 31, 2004. Each subsequent ACCOUNTING PERIOD shall begin on the first day and end on the last day of each subsequent calendar year. The last ACCOUNTING PERIOD shall end on the LICENSE EXPIRATION DATE.

“BREACH” shall mean (a) a violation or nonperformance by a PARTY of a MATERIAL term, condition, covenant or warranty herein, or (b) a misrepresentation made hereunder or (c) a misrepresentation by LICENSEE to induce LICENSOR to enter into this AGREEMENT (also see “MATERIAL”).

“BREACHING PARTY” shall mean the PARTY in BREACH, as used in Section 18.2.

“GROSS SALES” shall mean either the total amount invoiced by or for LICENSEE, and, in the event that some or all of the amount invoiced by LICENSEE is in the form of non-monetary remuneration, then the equivalent dollar value sum of such remuneration, for all disposals (i.e., sales, uses, including uses by LICENSEE, leases, transfers, etc.) of ROYALTY-BASE PRODUCTS, ROYALTY-BASE SERVICES and ROYALTY-BASE PROCESSES for consideration determined in, or as if in, an arm’s length transaction.

“INSOLVENT” shall mean that LICENSEE has either ceased to pay its debts (which may include failure to pay royalty payments under this AGREEMENT) in the ordinary course of business or cannot pay its debts as they fall due or is insolvent within the meaning of the Federal Bankruptcy Code (11 U.S.C. § 101 (31)).

“LICENSE COMMENCEMENT DATE” shall mean the date that the last PARTY has executed this AGREEMENT.

“LICENSE EXPIRATION DATE” shall mean the last day that this AGREEMENT is in effect.

“LICENSE TERM” shall mean the period of time starting with the LICENSE COMMENCEMENT DATE and ending with the LICENSE EXPIRATION DATE.

“LICENSED AREA” shall mean the United States of America, its territories, and its possession; and any national or regional area in the world that is covered by a LICENSED PATENT or LICENSED PATENT APPLICATION.

“LICENSED FIELD OR EMBODIMENT(S)” shall mean all medical applications for assessing and measuring: (1) intracranial pressure, and (2) Compartment Syndrome.

“LICENSED INVENTION” shall mean the inventions described in the LICENSED PATENT APPLICATION and as subsequently defined by the claims of the corresponding LICENSED PATENT and as may be further limited by ARTICLE II, and shall mean the inventions defined by the claims of the LICENSED PATENT and as may be further limited by ARTICLE II.

“LICENSED PATENT” shall mean any patents maturing from any LICENSED PATENT APPLICATION, and shall mean United States Patent Nos. 5,150,620; 5,214,955; 5,617,873; 5,814,033 ; 6,413,227; 6,475,147; 6,740,048; 6,746,410; and 6,761,695, and shall include any corresponding reissue patents, re-examinations and extensions of such LICENSED PATENT; modifications of said LICENSED PATENT by means of certificates of correction or reexamination certificates.

“LICENSED PATENT APPLICATION” shall mean United States Patent Application Nos. 10/263,286; 10/805,816 and 10/911,755; and any national or regional Patent Application(s) that rely on PCT Patent Application Number PCT/US02/37580; as well as any continuation or divisional patent applications derived from these applications (specifically excluding any patent applications containing new matter).

“MATERIAL,” with respect to a particular matter (e.g., a BREACH), shall mean that the matter is shown to affect adversely (a) the rights and benefits of the other PARTY under this AGREEMENT; or (b) the ability of the other PARTY to perform its obligations hereunder; and, in either case, to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this AGREEMENT in view of the matter in question.

“NET SALES” as to ROYALTY-BASE PRODUCTS and ROYALTY-BASE SERVICES shall mean GROSS SALES, less allowances for returns and less (to the extent separately stated, and not charged to the customer or others, on the invoices): (1) regular trade and quantity discounts; (2) insurance and shipping charges from the point of origin; (3) duties, tariffs, and other customs charges; and (4) sales, use, value added, and similar taxes. In the case of a sale or other disposition of ROYALTY-BASE PRODUCTS or ROYALTY-BASE SERVICES which are transferred to a purchaser who does not deal at arm’s length, or transferred or otherwise disposed of for other than monetary consideration (including allocations to LICENSEE’S own beneficial use), NET SALES shall be calculated in accordance with Section 7.6 of this AGREEMENT. As to ROYALTY-BASE PROCESSES, “NET SALES” shall mean GROSS SALES derived from the use, application, lease, transfer, or other utilization of the ROYALTY-BASE PROCESSES, less allowances for returns and less (to the extent separately stated, and not charged to the customer or others, on the invoices): i) regular trade and quantity discounts; ii) insurance; iii) duties, tariffs, and other customs charges; and iv) use, value added, sales, and similar taxes. In the case of a use of ROYALTY-BASE PROCESSES for the benefit of a purchaser who does not deal at arm’s length, or for other than monetary consideration (including LICENSEE’S own beneficial uses), NET SALES shall be calculated in accordance with Section 7.6 of this AGREEMENT.

“NONBREACHING PARTY” shall mean the PARTY not in BREACH, as used in Section 18.2.

“PARTY” shall mean a party to this AGREEMENT.

“PERSON” shall mean a natural person; a corporation (for profit or not-for-profit); an association; a partnership (general or limited); a joint venture; a trust; a government or political department, subdivision, or agency; or any other entity.

“PRACTICAL APPLICATION” shall mean, with respect to the LICENSED INVENTION, to reduce it to practice and to commercialize it, i.e., to manufacture it in the case of a composition or product, to practice it in the case of a process or method, or to operate it in the case of a machine or system; and, in each case, under such conditions as to establish: i) that a market for the LICENSED INVENTION has been created, and to the extent practicable, that a market has been created in the United States; ii) that it is being utilized; iii) that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms; and iv) that market demand, at least in the United States, shall be reasonably met.

“ROYALTY-BASE PROCESSES” shall include: (i) any and all processes or methods which employ or are implemented by the practice of the LICENSED INVENTION, or (ii) the steps of any processes or method used, leased, transferred, or otherwise practiced by LICENSEE or its SUBLICENSEES that is covered by or included within the LICENSED INVENTION; and shall also include other processes or method steps not covered by or within any of the claims of the LICENSED INVENTION that LICENSEE or its SUBLICENSEES, would not have used, leased, transferred, or otherwise utilized but for the use, lease, transfer, or other disposition of at least one of the LICENSED INVENTION.

“ROYALTY-BASE PRODUCTS” shall include: i) the components of an article sold, used, leased, transferred, or otherwise disposed of by LICENSEE or its SUBLICENSEES, that are covered by or included within the LICENSED INVENTION; and ii) other components of the item not covered by or within the LICENSED INVENTION that LICENSEE or its SUBLICENSEE would not have sold, used, leased, transferred, or otherwise disposed of but for the sale, use, lease, transfer, or other disposition of the LICENSED INVENTION.

“ROYALTY-BASE SERVICES” shall include any services sold, used, leased, rented, transferred, or otherwise disposed of by LICENSEE or SUBLICENSEE, or their agents, which use or employ the LICENSED INVENTION.

“SUBLICENSEE” shall mean any PERSON who has the right, granted by LICENSEE, to make, use, or sell the LICENSED INVENTION.

“THIRD PARTIES” shall mean PERSONS other than the LICENSOR and the LICENSEE.

ARTICLE II

License Grant

2.1 LICENSOR hereby grants to LICENSEE a terminable, royalty-bearing, exclusive license to practice, i.e., to make, have made, use, offer to sell, sell, transfer, or dispose of, the LICENSED INVENTION as limited to the LICENSED AREA and as may be limited to a LICENSED FIELD OR EMBODIMENT(S), as defined in ARTICLE I.

2.2 LICENSOR, upon request, will use reasonable efforts to grant LICENSEE, in accordance with 37 CFR 404, a license to practice any inventions assigned to LICENSOR, without which license or licenses, the practice of the LICENSED INVENTION would result in infringement. The grant of said license or licenses shall be limited, however, to the extent necessary to practice the LICENSED INVENTION. There will be no such grant where said inventions are licensed exclusively.

2.3 Notwithstanding anything to the contrary in this AGREEMENT, LICENSEE shall take the license granted in this ARTICLE II subject to any outstanding licenses or other rights in THIRD PARTIES under agreements executed by LICENSOR prior to the LICENSE COMMENCEMENT DATE.

2.4 LICENSOR reserves an irrevocable, royalty-free right to practice and have practiced the LICENSED INVENTION, and any other inventions as provided in Section 2.2, throughout the world by or on behalf of the Government of the United States and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the United States.

2.5 JOINT OWNER expressly reserves the right to use the jointly owned invention(s) and associated, non-NASA owned, technology for educational and research purposes.

2.6 LICENSOR intends to file a European Patent Application corresponding to PCT Application Number PCT/US02/37580, entitled “Method and Apparatus for Non-Invasive Measurement of Changes in Intracranial Pressure,” To conserve costs, LICENSOR also intends to file such application directly through a foreign associate. LICENSEE agrees to pay timely the foreign associate, upon receipt of billing, the official fees (including maintenance fees) and the foreign associate’s fees for assisting in prosecution of the European Patent Application. While LICENSOR will control prosecution, nevertheless, LICENSOR will use reasonable efforts to provide LICENSEE assurance of LICENSEE’S involvement in cost containment as it relates to this European patent application.

ARTICLE III

Sublicenses

3.1 Upon written approval by LICENSOR, LICENSEE may grant a written royalty-bearing, sublicense under the license granted in ARTICLE II provided that it submits to LICENSOR a written request, in advance, for permission to grant the sublicense, including with said request a copy of the proposed sublicense. The proposed sublicense shall refer to and be generally consistent with this AGREEMENT and shall include the rights reserved by LICENSOR under Section 2.4 and JOINT OWNER under Section 2.5. The proposed sublicense shall include the condition that the sublicense shall automatically terminate upon the revocation or termination of this AGREEMENT.

3.2 LICENSEE shall furnish LICENSOR with a copy of the sublicense, consistent with the proposed sublicense approved by LICENSOR and executed by both LICENSEE and its SUBLICENSEE, within fifteen (15) days after the grant of the sublicense by LICENSEE.

3.3 LICENSEE shall submit to LICENSOR, for advance approval, any proposed modification of a sublicense. LICENSEE shall also submit to LICENSOR a copy of the sublicense modification (either as an addendum or a new sublicense), consistent with the proposed sublicense modification and executed by both LICENSEE and its SUBLICENSEE, within fifteen (15) days after the effective date of the sublicense modification.

3.4 The granting of a sublicense by LICENSEE shall not operate to relieve LICENSEE from any of its obligations under this AGREEMENT.

3.5 LICENSEE shall be responsible for and remit royalties based upon its SUBLICENSEE’S activities as if said activities were its own.

ARTICLE IV

Term of License

4.1 Unless either PARTY terminates this Agreement in accordance with Article XIX at an earlier date, the license granted in ARTICLE II will be in effect for a LICENSE TERM that is equal to the unexpired term of the last patent to be in effect of the patent(s) encompassed under the definition of LICENSED PATENT. Except as may be expressly provided otherwise herein or agreed to in writing by LICENSOR, the license shall expire automatically at the end of the LICENSE TERM without notice to LICENSEE.

ARTICLE V

Practical Application

5.1 LICENSEE shall achieve PRACTICAL APPLICATION of a LICENSED INVENTION within [****] of the LICENSE COMMENCEMENT DATE and in accordance with the schedule set forth in the APPENDIX A to this AGREEMENT and incorporated into this AGREEMENT. LICENSEE shall notify LICENSOR within 30 days of achieving PRACTICAL APPLICATION that PRACTICAL APPLICATION has been achieved. LICENSEE shall also provide evidence to verify the achievement.

5.2 LICENSEE, once PRACTICAL APPLICATION of the LICENSED INVENTION is achieved, shall thereafter maintain it throughout the LICENSE TERM.

5.3 After [****] from the LICENSE COMMENCEMENT DATE, and at LICENSOR’S sole discretion, LICENSOR may unilaterally modify this Agreement to revoke the license to any LICENSED INVENTION, as defined by the claims of a LICENSED PATENT, or as described by a LICENSED PATENT APPLICATION, for which PRACTICAL APPLICATION has not been achieved by LICENSEE. Nothing in Section 5.3 is to be interpreted in any manner as to affect or alter any dates, deadlines, schedules or remedies specifically set out elsewhere in this Agreement or the Appendix thereto.

5.4 Should LICENSOR revoke a license to one or more LICENSED INVENTION pursuant to Section 5.3, LICENSOR shall then be free to license the revoked LICENSED INVENTIONS as well as certain potentially non-revoked LICENSED INVENTIONS, namely, those defined by the claims of U.S. Patent No. 5,214,955 entitled “Constant Frequency Pulsed Phase-Lock Measuring Device,” U.S. Patent No. 5,150,620 entitled “Method of Recertifying Load Bearing Members,” and U.S. Patent No. 5,841,032 entitled “Variable and Fixed Frequency Pulsed Phase-Locked Loop,” in the LICENSED FIELD or EMBODIMENT(S), to any THIRD PARTY which licenses one or more of the revoked LICENSED INVENTIONS. Such a THIRD PARTY license agreement shall not be a breach of this AGREEMENT.

ARTICLE VI

United States Manufacture

6.1 LICENSEE agrees that any products embodying the LICENSED INVENTION or produced through the use of the LICENSED INVENTION shall be reduced to practice and manufactured substantially in the United States, in accordance with 35 U.S.C. 209(b).

6.2 LICENSEE shall make a bona fide attempt to use or sell the LICENSED INVENTION in the United States.

6.3 LICENSEE shall promptly report to LICENSOR its discontinuance of making the benefits of the LICENSED INVENTION available to the public.

ARTICLE VII

Royalty and Payment

7.1 For purposes of Article VII, the term ROYALTY-BASE PRODUCTS shall include ROYALTY-BASE SERVICES and ROYALTY-BASE PROCESSES.

7.2 In consideration of the license granted in ARTICLE II, LICENSEE shall remit to JOINT OWNERS a nonrefundable license fee in the amount of [****] upon the execution of this AGREEMENT by LICENSEE, and an additional [****] due two years from the execution of this AGREEMENT by the LICENSEE. This fee is to be distributed in accordance with Section 7.8.

7.3 LICENSEE agrees to pay JOINT OWNERS a running royalty of [****] per LICENSED INVENTION used, with a maximum royalty of [****] and a minimum royalty of [****] of the NET SALES of ROYALTY-BASE PRODUCTS. The running royalty shall be remitted to JOINT OWNERS within 30 days of the end of every ACCOUNTING PERIOD, i.e., within 30 days after the last day of December of each year. These running royalties are to be distributed in accordance with Section 7.8.

7.4 LICENSEE agrees to pay JOINT OWNERS minimum annual royalties of [****] for the fourth ACCOUNTING PERIOD (i.e., January-December 2007), [****] for the fifth ACCOUNTING PERIOD, and [****] for the sixth and all subsequent ACCOUNTING PERIODS. The minimum annual royalties shall be remitted within 30 days of the end of each ACCOUNTING PERIOD. These minimum annual royalties are to be distributed in accordance with Section 7.8.

7.5 For any particular ACCOUNTING PERIOD, the running royalties specified in Section 7.3 shall be credited against the minimum royalty specified in Section 7.4.

7.6 LICENSEE agrees that in the event any ROYALTY-BASE PRODUCTS shall be sold, transferred, or disposed of, to a third-party for purposes of resale in a transaction that does not represent an arm’s length transaction, then the royalties to be paid under this AGREEMENT for the

ROYALTY-BASE PRODUCTS shall be based upon the NET SALES of the ROYALTY-BASE PRODUCTS by the third-party, rather than upon the NET SALES of the LICENSEE. In the event ROYALTY-BASE PRODUCTS are sold, transferred, or disposed of, to a third-party in a transaction that does not represent an arm’s length transaction, and the purpose is not resale, then NET SALES shall be calculated as if the ROYALTY-BASE PRODUCTS had been sold, transferred, or disposed of at the same prices as those charged to outside concerns buying similar merchandise in similar amounts under similar circumstances. Examples of transactions that do not reflect an arm’s length transaction includes sales, transfers or disposals (1) to any type of organization or individual who owns a controlling interest in LICENSEE by stock ownership or otherwise, (2) to any type of organization in which LICENSEE shall own, directly or indirectly, a controlling interest by stock ownership or otherwise, or (3) to any type of organization with which, or individual with whom, LICENSEE, its stockholders, or associated companies shall have any agreement, understanding, or arrangement (such as, among other things, an option to purchase stock, an arrangement involving a division of profits, or special rebates or allowances) without which agreement, understanding, or arrangement, prices paid by such organization or individual for the ROYALTY-BASE PRODUCTS would be higher than the NET SALES reported by LICENSEE, or if such agreement, understanding, or arrangement results in extending to such organization or individual lower prices for ROYALTY-BASE PRODUCTS than those charged to outside concerns buying similar merchandise in similar amounts and under similar conditions.

7.7 Under this Agreement, ROYALTY-BASE PRODUCTS will be considered sold when invoiced, when shipped, or upon receipt of payment, whichever occurs first.

7.8 Royalties shall be paid within thirty (30) days of the end of each ACCOUNTING PERIOD. Royalties and fees shall be paid by checks denominated in United States dollars. One check should be made payable to the National Aeronautics and Space Administration and one check should be made payable to The Regents of the University of California. LICENSOR (NASA) shall receive [****] and JOINT OWNER (THE REGENTS OF THE UNIVERSITY OF CALIFORNIA) shall receive [****] of the royalties and fees due. The checks shall be mailed by the LICENSEE directly to each of the JOINT OWNERS at their respective addresses as set forth in ARTICLE XV of this AGREEMENT. The royalty checks shall be mailed concurrently with the report required in ARTICLE VIII of this AGREEMENT. The JOINT OWNERS’ acceptance of any royalty or fee payment does not eliminate the JOINT OWNERS’ right to contest the accuracy of such payment in the future.

7.9 LICENSOR shall assess interest, penalties, and administrative costs in accordance with the Federal Claims Collections Standards, 31 C.F.R. §§ 900-904, on all payments due LICENSOR which are not timely paid by LICENSEE. In addition to these charges, LICENSOR is authorized to charge to LICENSEE the costs of collection and any associated reasonable attorney fees.

ARTICLE VIII

Reports

8.1 For purposes of Article VIII, the term ROYALTY-BASE PRODUCTS shall include ROYALTY-BASE SERVICES and ROYALTY-BASE PROCESSES.

8.2 LICENSEE shall submit to JOINT OWNERS written reports within thirty (30) days of the end of every ACCOUNTING PERIOD whether or not royalties are due. Each report shall be submitted concurrently with the royalties required by ARTICLE VII. To ensure that any proprietary information submitted by LICENSEE is protected to the fullest extent of the law, LICENSEE should mark with a proprietary notice, any portions of the report that is considered proprietary to LICENSEE.

8.3 Each report shall include the following information:

(a) With reference to the schedule set forth in APPENDIX A to this AGREEMENT, a narrative description of the steps being taken to reduce the LICENSED INVENTION to practice.

(b) With reference to the schedule set forth in APPENDIX A to this AGREEMENT, a narrative description of the steps being taken to create a market demand for the LICENSED INVENTION, to commercialize the LICENSED INVENTION, and to meet market demand for the LICENSED INVENTION.

(c) A narrative description of the ROYALTY-BASE PRODUCTS currently being offered for sale by LICENSEE and its SUBLICENSEES. Copies of current sales brochures, promotional materials, and price lists shall be included with this description.

(d) A list of the geographic locations at which the LICENSED INVENTION is being manufactured.

(e) The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by LICENSEE.

(f) The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by each SUBLICENSEE (if any).

(g) The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by each reseller of ROYALTY-BASE PRODUCTS under Section 7.6.

(h) LICENSEE’S GROSS SALES.

(i) GROSS SALES for each SUBLICENSEE (if any).

(j) GROSS SALES for each reseller of ROYALTY-BASE PRODUCTS under Section 7.6.

(k) LICENSEE’S NET SALES.

(l) NET SALES for each SUBLICENSEE (if any).

(m) NET SALES for each reseller of ROYALTY-BASE PRODUCTS under Section 7.6.

(n) The amount of royalties due JOINT OWNERS.

8.4 Each report shall be accompanied by a certification by an officer of LICENSEE that the LICENSEE is complying with the terms and conditions of this AGREEMENT and that the responses to each part of Section 8.3 are accurate and complete.

8.5 LICENSEE shall, upon request, submit to LICENSOR an audited balance sheet and an audited income statement. Internal audits are permissible, but JOINT OWNERS reserve the right to require an independent audit and additionally reserves the right to approve of the auditor.

8.6 A final report shall be submitted to JOINT OWNERS by LICENSEE within thirty (30) days after the termination of this AGREEMENT.

ARTICLE IX

Audit Rights

9.1 LICENSEE shall keep full, true, and accurate records for the purpose of LICENSOR verifying LICENSEE’S reports to LICENSOR under ARTICLE VIII, verifying LICENSEE’S royalty payments to LICENSOR under ARTICLE VII, and for determining LICENSEE’S activities in general under the AGREEMENT. These records shall include, but are not limited to, ledgers and journals of account, customer orders, invoices, shipping documents, inventory records, computer records, purchase orders, and tax records. These records, as a whole, shall include information which will allow, at a minimum, identification of suppliers, customers, items sold or otherwise transferred, and/or services rendered, as well as whether the LICENSEE is operating within the scope of its license.

9.2 The records described in Section 9.1 shall be available for audit by LICENSOR, or by an authorized representative of LICENSOR, at all reasonable times for the LICENSE TERM and for three (3) calendar years thereafter. In addition, LICENSEE shall permit inspection by LICENSOR, or by an authorized representative of LICENSOR, of LICENSEE’S assembly facilities and of LICENSEE’S inventory of ROYALTY-BASE PRODUCTS, including parts, works-in-progress, and finished goods, during any audit by LICENSOR.

9.3 If LICENSOR, as a result of an audit, discovers an underpayment of royalties which exceeds [****], then LICENSEE shall reimburse LICENSOR for the cost of the audit, including all related costs of performing the audit (e.g., travel, food, lodging, cost of professional services, etc.), in addition to any penalties assessed pursuant to Section 7.9.

ARTICLE X

Marking

10.1 LICENSEE and all SUBLICENSEE(S) shall mark all ROYALTY-BASE PRODUCTS, or products incorporating ROYALTY-BASE PRODUCTS, in accordance with the statutes of the United States relating to the marking of patented articles (see 35 U.S.C. § 287). Such marking shall be accomplished by fixing on the article or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of the articles is contained, a label including the notation “Licensed from the National Aeronautics and Space Administration under (insert patent number).” Such marking shall also be included in all literature and/or advertising materials describing the LICENSED INVENTION.

ARTICLE XI

Use of the JOINT OWNERS’ Names and Disclosure

11.1 Except as required by Section 10.1, LICENSEE may use the name of LICENSOR, or the acronym “NASA,” only in truthful statements concerning its relationship with LICENSOR. The letters ‘NASA’ may be used in such truthful statements only if they are:

(a) used in their normal typed or printed form;

(b) the same size, color, and intensity as the rest of the words in a sentence;

(c) not used in their stylized version as they appear in the NASA logotype or NASA insignia; and

(d) not used to indicate that NASA endorses the LICENSEE’S products, processes, etc.

11.2 Uses of the letters ‘NASA’, other than those required by Section 10.1 or specified in Section 11.1, shall require the express written approval of LICENSOR. Approval by LICENSOR shall be based on applicable law (i.e., 42 U.S.C. §§ 2459(b), 2472 (a), and 2473 (c) (l); and 14 CFR § 1221.100 et seq.) and NASA policy governing the use of the letters ‘NASA’ and the words ‘National Aeronautics and Space Administration’ and shall not be unreasonably withheld.

11.3 LICENSEE agrees to make copies of its marketing literature available to LICENSOR so that LICENSOR can determine that such use is in accordance with the terms of this ARTICLE.

11.4 Nothing contained in this Agreement confers any right on LICENSEE to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of JOINT OWNER (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, “The Regents of the University of California” or the name of any campus of the University Of California is prohibited, without the express written consent of JOINT OWNER.

11.5 JOINT OWNERS may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to others.

11.6 JOINT OWNER may acknowledge the existence of this Agreement and the extent of the grant in Article II to third parties, but JOINT OWNER shall not disclose the financial terms of this Agreement to third parties, except where JOINT OWNER is required by law to do so, such as under the California Public Records Act.

ARTICLE XII

Disclaimer of Warranties

12.1 LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER WHATSOEVER.

12.2 In particular, nothing in this AGREEMENT shall be construed as:

(a) A warranty or representation by JOINT OWNERS as to the validity or scope of any LICENSED PATENT; or

(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of any type, including patent infringement, copyright infringement, and trademark infringement; or

(c) A requirement that LICENSOR shall file any patent application, secure any patent, or maintain any patent in force, other than the LICENSED PATENT; or

(d) An obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement; or

(e) An obligation to furnish any manufacturing or technical information; or, if any such information is supplied, a warranty or representation that such information is accurate; or

(f) Conferring a right to use in advertising, publicity or otherwise the name of any inventor of the LICENSED INVENTION or the NASA name, seal, insignia, logotype or any other adaptation without the prior written consent of LICENSOR (except as otherwise provided in ARTICLE XI); or

(g) Precluding the export from the United States of ROYALTY-BASE PRODUCTS on which royalties shall have been paid as provided in ARTICLE VII, provided that the item can be exported under the export control laws of the United States; or

(h) Granting by implication or estoppel, any licenses or other rights under any patent of JOINT OWNERS or any other PERSON in the United States or any foreign country; or

(i) Granting by implication, estoppel, or otherwise, any licenses or rights under patents or patent applications of JOINT OWNERS other than the LICENSED INVENTION, regardless of whether such other patents or patent applications are dominant, subordinate, or an improvement to the invention or inventions as claimed, of the LICENSED PATENT or LICENSED PATENT APPLICATION, nor to other applications that did not claim the invention.

(j) Conferring upon any PERSON (1) any immunity from or defenses under the antitrust laws, (2) any immunity from a charge of patent misuse, or (3) any immunity from the operation of Federal, State, or other law.

ARTICLE XIII

Risk Allocation and Indemnification

13.1 JOINT OWNERS make no representation, extend no warranties of any kind, either express or implied, and assumes no responsibility whatsoever with respect to use, sales, or other disposition by LICENSEE or its vendees or other transferees of products incorporating or made by the use of (1) the LICENSED INVENTION or (2) information, if any, furnished under this AGREEMENT.

13.2 LICENSEE shall indemnify JOINT OWNERS, their officers and employees, and hold them harmless against all liabilities, demands, damages, expenses, or losses including, but not limited to, attorney’s fees, court costs, and the like, arising (1) out of the use by LICENSEE or its transferees of the LICENSED INVENTION or information furnished under this AGREEMENT, or (2) out of any sale, use, or other disposition by LICENSEE or its transferees of products, processes, or compositions, made by use of such inventions or information.

13.3 It shall be the sole responsibility of the LICENSEE to ensure that any and all embodiments of the LICENSED INVENTION are safe under all circumstances.

13.4 Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this AGREEMENT, other than as provided in Sections 13.1 and 13.2, or other than for infringement of one PARTY’S intellectual property rights by another PARTY, (including any engagement in licensable activities by licenses beyond the scope of the license provided by this AGREEMENT), neither PARTY will be liable to the other PARTY (nor to any THIRD PARTY claiming rights derived from the other PARTY’S rights) for incidental, consequential, special, punitive, or exemplary damages of any kind, including lost profits, loss of business, or other economic damage, and further including injury to property, as a result of breach of any warranty or other term of this AGREEMENT, regardless of whether the PARTY liable or allegedly liable was advised, had reason to know, or in fact knew of the possibility thereof.

ARTICLE XIV

Patent Validity

14.1 If, in any proceeding in which the validity, infringement, or priority of invention of any claim of the LICENSED PATENT to LICENSEE is in issue, a judgment or decree is entered which becomes final (below referred to as a “final judgment”), the construction placed upon any such claim by such final judgment shall thereafter be followed, not only as to such claim but as to all claims to which such construction applies, with respect to subsequently occurring acts. If such final judgment holds any claim invalid, LICENSEE shall be relieved prospectively (1) from including in its reports ROYALTY-BASE PRODUCTS, ROYALTY-BASE PROCESSES or ROYALTY-BASE SERVICES sold or otherwise disposed of covered only by such claim or any broader claim to which such final judgment is applicable, and (2) from the performance of those other acts which may be required by this AGREEMENT only because of any such claim. However, if there are two or more conflicting final judgments with respect to the same claim based on the same grounds or where the same issues were raised, the decision of the higher tribunal shall be followed, but if the tribunals be of equal dignity, then the decision more favorable to the claim shall be followed.

14.2 In the event evidentiary material comes to the attention of the LICENSEE which, in the judgment of the LICENSEE, bears on the validity or scope of any LICENSED PATENT, the LICENSOR will in good faith discuss with the LICENSEE whether such evidentiary material so affects the validity or scope of the LICENSED PATENT to which it is asserted to apply that the terms of the AGREEMENT in respect to such LICENSED PATENT should be modified.

14.3 The LICENSEE, after the LICENSE COMMENCEMENT DATE, may assert the invalidity of any claim in any LICENSED PATENT, if coupled with or followed by:

(a) Withholding, or notice of intention to withhold, or denial of obligation to pay, royalties otherwise payable under this AGREEMENT in respect to the LICENSEE’S operations under such claim; or

(b) Initiation or participation in a suit challenging or denying the validity of such claim in reference to LICENSEE’S operations under this AGREEMENT, that may, at the option of the LICENSOR, be conclusively presumed to constitute LICENSEE’S termination, as of the earliest provable date of such withholding, notice, denial, initiation, or participation, of its AGREEMENT including its obligation for payment of royalties due from the date of the termination

ARTICLE XV

Points of Contact

15.1 The following individuals are designated as the points of contact for their respective PARTY and are responsible for keeping this information current by providing updated information as warranted. These points of contact are the principal representatives of the PARTIES involved in the performance of this AGREEMENT.

LICENSOR (NASA)	LICENSEE

Patent Counsel	Patents and Licensing
NASA Langley Research Center	Luna Innovations Incorporated
Office of Chief Counsel	2851 Commerce Street
Mail Stop 212	Blacksburg, VA 24060
Hampton, VA 23681-2199	Telephone No.: [****]
Telephone No.: [****]	Facsimile No.: [****]
Facsimile No.: [****]

JOINT OWNER (THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, REPRESENTED BY ITS SAN DIEGO CAMPUS)

If sent to JOINT OWNER by mail:

University of California, San Diego

Technology Transfer & Intellectual Property Services

9500 Gilman Drive

Mail Code 0910

La Jolla, CA 92093-0910

Attention: Assistant Vice Chancellor

Telephone No.: [****]

Facsimile No.:  [****]

If sent to JOINT OWNER by courier:

University of California, San Diego

Technology Transfer & Intellectual Property Services

10300 North Torrey Pines Road

Torrey Pines Center North, First Floor

La Jolla, CA 92037

Attention: Assistant Vice Chancellor

For wire payments to JOINT OWNER:

All payments due UNIVERSITY and made by wire transfers shall include an additional wire transfer fee of twenty-five dollar (US$25) to the amount due. Wire transfers shall be made using the following information:

UCSD receiving bank name: [****]
UCSD bank account no.: [****]
UCSD bank routing (ABA) no.: [****]
UCSD bank account name: [****]
UCSD bank ACH format code: [****]

UCSD bank address:

[****]

[****]

[****]

[****]

UCSD addendum information:

Reference UCSD-TechTIPS Case No.: [****]

Department contact: Financial Manager

A fax copy of the transaction receipt should be sent to Financial Manager at: [****].

LICENSEE is responsible for all bank charges of wire transfer funds.

The bank charges should not be deducted from total amount due to the JOINT OWNER.

ARTICLE XVI

Notices

16.1 All notices hereunder will be in writing and will be delivered and effective as follows:

(a) Every notice required or contemplated by this AGREEMENT to be given either PARTY may be delivered in person or may be sent by commercial courier or U.S. mail, addressed to the PARTY for whom it is intended, at the address specified in ARTICLE XV.

(b) Any notice will be effective on the date that it is hand delivered or on the fifth business day after it was deposited with the commercial courier or the U.S. mail.

(c) As used in this ARTICLE, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

ARTICLE XVII

Infringement

17.1 If LICENSEE becomes aware of an infringement or has reasonable cause to believe that there has been an infringement of any LICENSED PATENT, LICENSEE shall notify

LICENSOR in writing concerning LICENSEE’S knowledge of any infringement or of the reasonable cause for belief of infringement. Such notice should include: an analysis of how the claims of any LICENSED PATENT read-on the allegedly infringing articles; the identity of the alleged infringers; a statement as to whether the alleged infringers are making, using, or selling the allegedly infringing articles; a statement describing the extent of the alleged infringement; and a statement which describes and quantifies the harm being suffered by the LICENSEE as a result of the alleged infringement. If such notice and information are furnished, LICENSOR may volunteer its opinion as to whether reasonable cause exists to believe that there has been an infringement. LICENSEE is authorized under the provisions of Chapter 29 of Title 35, United States Code, or other statutes, (a) to bring suit in its own name, at its own expense, and on its own behalf, for infringement of the LICENSED PATENT, and (b) in any such suit, to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature, recoverable from such infringement, subject to payment of royalties due to JOINT OWNERS, and further, (c) to settle any claim or suit for infringement of the LICENSED PATENT, as by granting a sublicense under this AGREEMENT. With respect to the royalties due to JOINT OWNERS from LICENSEE’S successful infringement action, the parties agree to enter into good faith negotiations to arrive at the appropriate amount of royalties due to JOINT OWNERS. The authority to bring suit is subject to the continuing right of the United States to bring suit itself or to intervene in LICENSEE’S suit; and, in either event, LICENSEE shall give LICENSOR reasonable notice and assistance.

ARTICLE XVIII

Dispute or Breach

18.1 All disputes concerning the interpretation or application of this AGREEMENT shall be discussed mutually between the PARTIES. Any disputes that are not disposed of by mutual agreement shall be decided by the NASA Lead Counsel for the Intellectual Property Law Group, or designee, who shall reduce the decision to writing and mail or otherwise deliver a copy thereof to LICENSEE. LICENSEE may respond to such notice of a decision in accordance with the procedures set forth in Section 19.8.

18.2 In the event of a BREACH of any provision of this AGREEMENT, the NONBREACHING PARTY shall give the BREACHING PARTY notice describing the BREACH and stating that the BREACHING PARTY has thirty (30) days after notice of the BREACH to cure the BREACH or show cause why the AGREEMENT should not be terminated.

18.3 If a provision of this AGREEMENT sets forth a cure period for the BREACH in question other than thirty (30) days, then that provision shall take precedence over the cure period set forth in Section 18.2.

18.4 No cure period is required, except as may be otherwise provided in this AGREEMENT, if:

(a) this AGREEMENT sets forth specific deadline dates for the obligation allegedly breached; or

(b) this AGREEMENT otherwise states that no cure period is required in connection with the termination in question.

18.5 The BREACHING PARTY will be deemed to have cured such BREACH if within the cure period it takes steps reasonably adequate to alleviate any damage to the NONBREACHING PARTY resulting from the BREACH and to prevent a similar future BREACH.

ARTICLE XIX

Termination or Modification

19.1 The PARTIES may terminate or modify this AGREEMENT by mutual consent upon such terms as they may agree in writing.

19.2 Either PARTY may terminate this AGREEMENT by failing to extend the LICENSE TERM, if an extension is provided for in Section 4.1.

19.3 Either PARTY may terminate this AGREEMENT upon the discovery by one PARTY of any intentional MATERIAL false statement or misrepresentation made or submitted by the other PARTY which BREACHES any obligation under the terms of this AGREEMENT or upon the discovery by one PARTY that the other PARTY has committed a MATERIAL BREACH of a provision of the AGREEMENT.

19.4 LICENSEE may prospectively terminate this AGREEMENT upon ninety (90) days written notice to LICENSOR.

19.5 This AGREEMENT may be terminated by LICENSOR if:

(a) LICENSOR determines that LICENSEE has failed or will fail to achieve or maintain PRACTICAL APPLICATION of the LICENSED INVENTION as provided by ARTICLE V.

(b) LICENSOR determines that LICENSEE has failed or will fail to reduce to practice and substantially manufacture the LICENSED INVENTION in the United States as provided by Section 6.1

(c) LICENSOR determines that LICENSEE has failed or will fail to meet market demand for the LICENSED INVENTION.

(d) LICENSEE fails to pay royalties or submit reports as provided by ARTICLE VII and VIII.

(e) LICENSOR determines that such action is necessary to meet the requirements for public use specified by Federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

(f) LICENSEE commits a BREACH of a covenant contained in this AGREEMENT.

19.6 LICENSOR may terminate this AGREEMENT if LICENSEE becomes “INSOLVENT.” LICENSEE must notify LICENSOR within thirty (30) days after becoming INSOLVENT. LICENSEE’S failure to conform to this requirement shall be deemed a MATERIAL, incurable BREACH.

19.7 LICENSEE must promptly inform LICENSOR of its intention to file a voluntary petition in bankruptcy or of another’s communicated intention to file an involuntary petition in bankruptcy. LICENSOR may terminate this AGREEMENT upon receiving notice of intention to file. LICENSEE’S filing without conforming to this requirement shall be deemed a MATERIAL, pre-petition incurable BREACH.

19.8 Before LICENSOR unilaterally modifies, or terminates this AGREEMENT for any cause, LICENSOR will deliver to LICENSEE and all SUBLICENSEES of record a written notice stating LICENSOR’S intention to modify or terminate the AGREEMENT and the reasons therefor. LICENSEE and SUBLICENSEES of record will be allowed thirty (30) days after: (1) such notice to remedy any BREACH of the AGREEMENT or show cause why the AGREEMENT should not be unilaterally modified or terminated; or, (2) such notice of a decision regarding a dispute, rendered in accordance with Article 18.1, to rebut such decision. A response to a notice of modification or termination or to a notice of a dispute decision should be addressed to the General Counsel, National Aeronautics and Space Administration, Washington, DC 20546. The General Counsel will render a determination based on the LICENSEE’S response within a reasonable time. Absent any response from LICENSEE to the notice regarding the modification, termination and/or dispute decision, the decision by the Lead Counsel for the Intellectual Property Law Group will be final and/or the AGREEMENT will be unilaterally modified or will terminate, effective thirty-one (31) days from the notice of modification, termination or dispute decision, with no right to appeal under Section 19.9.

19.9 LICENSEE may appeal in writing to the NASA Administrator, any determination rendered by the General Counsel in accordance with Section 19.8, within thirty (30) days after delivery of such determination. The notice of appeal and all supporting documentation should be addressed to the Administrator, National Aeronautics and Space Administration, Washington, DC 20546. LICENSEE shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. The decision on the appeal shall be made by the NASA Administrator or designee, which shall be the final agency decision from which there will be no further right of administrative appeal. Nothing in this Article shall be interpreted as precluding actions at law.

19.10 If no action is taken under Section 19.9, then the determination rendered by the General Counsel shall become final within thirty-one (31) days after delivery of the notice of such determination.

19.11 All royalties and reports due up to and including the date of termination of this AGREEMENT are due within thirty (30) days of the date of termination.

ARTICLE XX

Assignment

20.1 Upon written approval by LICENSOR, LICENSEE may assign this AGREEMENT provided that LICENSEE submits to LICENSOR, in advance, a written request for permission to grant the assignment, information that LICENSOR considers necessary to evaluate the proposed assignment, and a copy of the proposed assignment. If LICENSOR approves the assignment as being consistent with the Government’s interests, the PARTIES and the assignee will be required to execute a novation agreement. At a minimum, the novation agreement will provide that LICENSEE waives all rights under the license, the assignee assumes all obligations under the AGREEMENT and that LICENSOR recognizes the assignee as the successor in interest to the AGREEMENT.

ARTICLE XXI

Governing Law

21.1 This AGREEMENT will be interpreted and enforced in accordance with United States federal law.

ARTICLE XXII

Independent Entities

22.1 The Parties are separate and independent entities. Except as may be expressly and unambiguously provided in this AGREEMENT, no partnership or joint venture is intended to be created by this AGREEMENT, nor any principal-agent or employer-employee relationship.

22.2 Except to the extent expressly provided in this AGREEMENT, neither PARTY has, and neither PARTY shall attempt to assert, the authority to make commitments for or to bind the other PARTY to any obligation.

ARTICLE XXIII

Effect of Partial Invalidity

23.1 If any one of more of the provisions of this AGREEMENT should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, and as long as the fundamental objectives of the AGREEMENT can be carried out, then:

(a) the validity and enforceability of all provisions of this AGREEMENT not ruled to be invalid or unenforceable will be unaffected;

(b) the provision(s) held wholly or partly invalid or unenforceable will be deemed to be amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the PARTIES’ intent as manifested herein; and

(c) if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question, as originally set forth in this AGREEMENT, will be deemed to be valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

ARTICLE XXIV

Nonwaiver

24.1 The failure of either PARTY at any time to require performance by the other PARTY of any provisions of this AGREEMENT shall in no way affect the right of such PARTY to require future performance of that provision. Any waiver by either PARTY of any BREACH of any provision of this AGREEMENT shall not be construed as a waiver of any continuing or succeeding BREACH of such provision, a waiver of the provision itself, or a waiver of any right under this AGREEMENT.

ARTICLE XXV

Entire Agreement

25.1 Except as may be expressly provided otherwise herein, this AGREEMENT constitutes the entire agreement between the PARTIES concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the PARTIES with reference thereto will be of any force or effect. This AGREEMENT may only be modified by written agreement of the PARTIES.

ARTICLE XXVI

Article Headings

26.1 The ARTICLE headings contained in this AGREEMENT are for reference purposes only and shall not in any way control the meaning or interpretation of this AGREEMENT.

ARTICLE XXVII

Counterparts

27.1 This AGREEMENT may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the PARTIES, provided that each PARTY executes at least one such duplicate or duplicate signature page. The PARTIES stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the PARTIES.

ARTICLE XXVIII

Acceptance

28.1 In witness whereof, each PARTY has caused this AGREEMENT to be executed by its duly authorized representatives:

LICENSOR:		LICENSEE:

National Aeronautics and Space Administration		Luna Innovations Incorporated

By:	/s/ Michael C. Wholley	By:	/s/ Michael F. Gunther
	Michael C. Wholley General Counsel		Michael F. Gunther Vice President Operations

Date: October 28, 2004		Date: September 24, 2004

APPENDIX A

Luna License Technical and Commercialization Milestones

[****]

APPENDIX B

Copy of Joint Ownership Agreement DE-382 Between The

National Aeronautics and space Administration and the

Regents of the University of California Concerning

Licensing of “Ultrasonic Apparatus and Method to Assess

Compartment Syndrome”

[****]